Exhibit 99.1

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$82,735	$281,264
Restricted cash (1)	41,154
Short-term investments and available-for-sale securities	5,219	22,986
Accounts receivable, net	46,426	29,368
Prepaid and other current assets	86,630	63,919
Deferred income taxes	23,494	88,485

Total current assets	285,658	486,022

Property and equipment, net	3,071,125	3,218,124
Goodwill	2,180,544	2,189,767
Other intangible assets, net	1,722,185	1,820,876
Deferred income taxes	497,190	482,710
Notes receivable and other long-term assets	446,736	415,720

Total	$8,203,438	$8,613,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$203,864	$187,634
Accrued interest	36,938	41,319
Current portion of long-term obligations	1,770	253,907
Unearned revenue	95,990	86,769

Total current liabilities	338,562	569,629

Long-term obligations	4,025,145	3,289,109
Other long-term liabilities	460,621	365,974

Total liabilities	4,824,328	4,224,712

Minority interest in subsidiaries	3,405	3,591

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,504	4,378
Additional paid-in capital	7,734,641	7,502,472
Accumulated deficit	(2,697,824)	(2,733,920)
Accumulated other comprehensive (loss) income	(2,853)	16,079
Treasury stock	(1,662,763)	(404,093)

Total stockholders’ equity	3,375,705	4,384,916

Total	$8,203,438	$8,613,219

(1)	The amounts classified as restricted cash reflect funds held in reserve accounts by the two special-purpose subsidiaries of the Company formed in connection with the Company’s completed securitization transaction with respect to debt service payments, ground rents, real estate and personal property taxes, insurance premiums and management fees, and to reserve a portion of advance rents from tenants on the tower sites.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
REVENUES:
Rental and management	$358,623	$326,403	$1,055,427	$962,831
Network development services	8,962	7,064	23,055	16,908

Total operating revenues	367,585	333,467	1,078,482	979,739

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	83,936	84,601	253,607	247,270
Network development services	4,841	2,961	12,495	7,641
Depreciation, amortization and accretion	131,484	131,357	393,315	397,429
Selling, general, administrative and development expense (1)	49,030	42,384	139,736	115,307
Impairments, net (gain) loss on sale of long-lived assets, restructuring and merger related expense	(197)	157	1,432	1,604

Total operating expenses	269,094	261,460	800,585	769,251

OPERATING INCOME	98,491	72,007	277,897	210,488

OTHER INCOME (EXPENSE)
Interest income, TV Azteca, net	3,584	3,584	10,666	10,666
Interest income	2,345	2,292	9,186	5,021
Interest expense	(59,919)	(54,448)	(171,577)	(162,395)
Loss on retirement of long-term obligations	(108)	(893)	(33,168)	(25,967)
Other income (expense)	1,341	(5,416)	18,213	974

Total other expense	(52,757)	(54,881)	(166,680)	(171,701)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	45,734	17,126	111,217	38,787

Income tax benefit (provision)	14,483	(13,350)	(17,714)	(28,112)
Minority interest in net earnings of subsidiaries	(80)	(60)	(264)	(597)
Income on equity method investments	2	6	10	16

INCOME FROM CONTINUING OPERATIONS	60,139	3,722	93,249	10,094
LOSS FROM DISCONTINUED OPERATIONS, NET	(511)	(250)	(31,384)	(895)

NET INCOME	$59,628	$3,472	$61,865	$9,199

NET INCOME (LOSS) PER COMMON SHARE AMOUNTS:
BASIC
Income from continuing operations	$0.15	$0.01	$0.22	$0.02
Loss from discontinued operations			(0.07)

Net income	$0.15	$0.01	$0.15	$0.02

DILUTED
Income from continuing operations	$0.14	$0.01	$0.22	$0.02
Loss from discontinued operations			(0.07)

Net income	$0.14	$0.01	$0.15	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	410,071	425,942	416,418	423,612

DILUTED	418,012	435,138	426,430	435,035

(1)	Selling, general, administrative and development expense includes $15,266 and $10,683 of stock-based compensation expense for the three months ended September 30, 2007 and September 30, 2006, respectively, and $43,480 and $29,541 of stock-based compensation expense for the nine months ended September 30, 2007 and September 30, 2006, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$61,865	$9,199
Stock-based compensation expense	43,480	29,541
Other non-cash items reflected in statements of operations	477,738	461,420
Increase in restricted cash (1)	(34,968)
Increase in net deferred rent asset	(32,107)	(24,670)
Decrease (increase) in other assets (2)	41,191	(19,403)
Increase in liabilities	6,602	19,082

Cash provided by operating activities	563,801	475,169

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(106,966)	(90,662)
Payments for acquisitions	(20,694)	(10,103)
Payments for acquisitions of minority interests		(22,944)
Proceeds from sale of available-for-sale securities and other assets	20,068	26,688
Deposits, restricted cash, short-term investments and other assets	(9,774)	(246)

Cash used for investing activities	(117,366)	(97,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Certificates in securitization transaction	1,750,000
Proceeds from term loan credit facility	500,000	232,000
Borrowings under revolving credit facilities	1,400,000	10,000
Repayments of notes payable, credit facilities and capital leases	(3,111,766)	(272,427)
Purchases of Class A common stock	(1,252,702)	(289,459)
Proceeds from stock options, warrants and stock purchase plan	110,415	38,780
Deferred financing costs	(40,911)	(2,295)

Cash used for financing activities	(644,964)	(283,401)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(198,529)	94,501
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	281,264	112,701

CASH AND CASH EQUIVALENTS, END OF PERIOD	$82,735	$207,202

CASH PAID FOR INCOME TAXES	$20,042	$19,588

CASH PAID FOR INTEREST	$170,996	$137,362

(1)	Reflects the net increase in cash held in reserve accounts related to the Company’s securitization transaction as these accounts are classified as restricted cash.

(2)	Includes the receipt of approximately $80 million in proceeds by the Company from its previously announced federal income tax refund related to the carry back of certain federal net operating losses.